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                     PLEDGE AND SECURITY AGREEMENT-REVISED
                     -------------------------------------

     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is entered into as of March 14, 1997, between STEVEN E. BERNSTEIN, an individual ("Pledgor") and JEFFREY A. STOOPS, an individual ("Pledgee").

                             PRELIMINARY STATEMENT

     A. Pledgee and Pledgor have executed that certain Option Agreement, of even date herewith (the "Option Agreement"), evidencing the right of Pledgee to purchase form Pledgor up to one million, three hundred sixty nine thousand, eight hundred sixty three (1,369,863) shares of Class B Common Stock, $.01 par value per share (the "Shares"), of SBA Communications Corporation, a Florida corporation (the "Company") currently owned by Pledgor.

     B. To secure Pledgor's obligations to deliver the Shares, Pledgor has granted to Pledgee a security interest in the Collateral (as defined below), subject to the terms and conditions of this Agreement.

     C. In consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows.

          1.  Pledge of Collateral. Pledgor hereby grants Pledgee a security
              --------------------
interest in the Shares, which Pledgor has delivered to Pledgee in the form of stock certificate Nos. B002, B004 to and including B008, and B014 (the "Collateral"). Pledgee shall hold the Collateral under the terms and conditions of this Agreement. This revised Agreement supercedes and replaces in its entirety an agreement of similar date describing a pledge by Pledgor to Pledgee of 600,000 shares of Class B Common Stock.

          2.  Obligations Secured. The security interest in the Collateral
              -------------------
granted hereby secures performance of all obligations of Pledgor or Pledgee under the Option Agreement (all of Pledgor's obligations under the Option Agreement being hereinafter referred to as the "Obligations").

          3.  Rights of Pledgee with Respect to the Collateral. Pledgee shall
              ------------------------------------------------
have the right but not the obligation to (a) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Collateral, and (b) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to the Collateral. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor upon demand and become part of the Obligations secured by the Collateral. Pledgee shall use reasonable care in the custody and preservation of the Collateral, but Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor.

          4.  Pledgor's Representations and Warranties. Pledgor represents and
              ----------------------------------------
warrants that (a) Pledgor is and will be the lawful owner of the Collateral, (b) the Collateral is and will be fully paid and non-assessable, (c) the Collateral is and will remain free and clear of
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all liens, encumbrances and security interests other than the security interest granted by Pledgor hereunder, and (d) Pledgor has the sole right and lawful authority to pledge the Collateral and otherwise to comply with the provisions hereof.

          5.   Voting of Collateral. Prior to Pledgee's exercise of his rights
               --------------------
under the Option Agreement, Pledgor may vote the Shares herein pledged as the Collateral.

          6.   Dividends and other Distributions. Pledgor shall retain rights to
               ---------------------------------
(a) all dividends and other cash distributions payable to Pledgor as a result of Pledgor's record ownership of any of the Shares, and (b) any stock dividends, stock splits or other distributions of securities in respect of the Collateral. Any such dividends, splits or distributions under clause (b) above shall become part of the Collateral.

          7.   Pledgor's Default. Pledgor shall be in default hereunder upon the
               -----------------
occurrence of any of the following events:

               (a) If any lien, encumbrance or adverse claim of any nature whatsoever (other than those created by Pledgee) is asserted with respect to any Collateral and is not dismissed, released or discharged within ninety (90) days; or

               (b) If Pledgor fails to pay or perform any of the Obligations by the date when such payment or performance is due.

          8.   Pledgee's Rights upon Default. Upon the occurrence of any default
               -----------------------------
as defined in the preceding section, Pledgee may, if Pledgee so elects in its sole discretion, exercise all rights available to a secured party under the Uniform Commercial Code as then in effect in the State of Florida and under any other applicable law.

          9.   Miscellaneous.
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               (a)  This Agreement shall be governed by and construed in
accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of laws.

               (b) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, other legal representatives, heirs and permitted assigns, whether so expressed or not. Any rights given or duties imposed upon the estate of a deceased shareholder shall inure to the benefit of and be binding upon the fiduciary of such decedent's estate in his fiduciary capacity.

               (c) This Agreement may not be changed or terminated orally, but only by a writing signed by the party against whom enforcement of such change or termination is sought.

               (d) If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given
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full force and effect so far as possible.  If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

          (e) THIS AGREEMENT IS WITHOUT ANY RECOURSE WHATSOEVER AGAINST PLEDGOR. IN ANY ACTION BROUGHT TO ENFORCE THE OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT OR UNDER THE NOTE, THE JUDGMENT OR DECREE SHALL BE ENFORCEABLE AGAINST PLEDGOR ONLY TO THE EXTENT OF PLEDGOR'S INTEREST IN THE COLLATERAL, AND ANY SUCH JUDGMENT OR DECREE SHALL NOT BE SUBJECT TO EXECUTION ON, OR BE A LIEN ON ASSETS OF, PLEDGOR (OTHER THAN PLEDGOR'S INTERESTS IN THE COLLATERAL). IN NO EVENT SHALL PLEDGEE SEEK OR OBTAIN A DEFICIENCY OR OTHER MONEY JUDGMENT AGAINST PLEDGOR

     This Agreement has been executed by Pledgor and Pledgee as of the date first set forth above.


                                           PLEDGOR:

                                           /s/ Steven E. Bernstein
                                           ----------------------------------
                                           STEVEN E. BERNSTEIN


                                           PLEDGEE:

                                           /s/ Jeffrey A. Stoops
                                           ----------------------------------
                                           Jeffrey A. Stoops

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